Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of March 14, 2016 by and among Full Value Partners, L.P., a Delaware limited partnership, Bulldog Investors, LLC, a Delaware limited liability company, Andrew Dakos, Phillip Goldstein and Steven Samuels (collectively, the “Bulldog Parties”), Crescendo Partners II, L.P., Series M2, a Delaware limited partnership, Crescendo Investments II, LLC, a Delaware limited liability company, Crescendo Advisors II, LLC, a Delaware limited liability company, Jamarant Capital, L.P., a Delaware limited partnership, Jamarant Investors, LLC a Delaware limited liability company, The Jamarant Advisors, LLC, a Delaware limited liability company, Eric Rosenfeld, Gregory R. Monahan and David Sgro (collectively, the “Crescendo Parties”) and Paul Evans, Charles Gillman and John P. Schauerman (collectively with the Bulldog Parties and the Crescendo Parties, the “Existing Members”) and Crescendo Partners III, L.P., a Delaware limited partnership and Crescendo Investments III, LLC, a Delaware limited liability company (the “New Members”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of March 9, 2016 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purposes of seeking representation on the Board of Directors (the “Board”) of Hill International, Inc. (the “Company”) and seeking stockholder approval of certain business proposals at the 2016 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof, the “2016 Annual Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing; and

WHEREAS, the New Members desire to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the New Members are joined as a party to the Agreement.

2.         The New Members agree to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

FULL VALUE PARTNERS, L.P.

By:	Full Value Advisors, LLC General Partner

By:	/s/ Phillip Goldstein
	Name:	Phillip Goldstein
	Title:	Manager

BULLDOG INVESTORS, LLC

By:	/s/ Phillip Goldstein
	Name:	Phillip Goldstein
	Title:	Member

/s/ Andrew Dakos
ANDREW DAKOS

/s/ Phillip Goldstein
PHILLIP GOLDSTEIN

/s/ Steven Samuels
STEVEN SAMUELS

CRESCENDO PARTNERS II, L.P., SERIES M2

By:	Crescendo Investments II, LLC General Partner

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

Signature Page to Joinder Agreement

CRESCENDO INVESTMENTS II, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO PARTNERS III, L.P.

By:	Crescendo Investments III, LLC General Partner

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO INVESTMENTS III, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

CRESCENDO ADVISORS II, LLC

By:	/s/ Eric Rosenfeld
	Name:	Eric Rosenfeld
	Title:	Managing Member

JAMARANT CAPITAL, L.P.

By:	Jamarant Investors, LLC General Partner

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

JAMARANT INVESTORS, LLC

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

Signature Page to Joinder Agreement

JAMARANT ADVISORS, LLC

By:	/s/ Gregory R. Monahan
	Name:	Gregory R. Monahan
	Title:	Managing Member

By:	/s/ David Sgro
	Name:	David Sgro
	Title:	Managing Member

/s/ Eric Rosenfeld
ERIC ROSENFELD, Individually and as attorney-in-fact for Paul Evans, Charles Gillman and John P. Schauerman

/s/ Gregory R. Monahan
GREGORY R. MONAHAN

/s/ David Sgro
DAVID SGRO

Signature Page to Joinder Agreement